UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2008

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

 (Exact name of Registrant as specified in its charter)

Delaware	0-11723	94-2883067
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties/2, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP/2 Canyon Crest, L.L.C., a Delaware limited liability company (the “Company”).  The Company owns Canyon Crest Apartments (“Canyon Crest”) a 90-unit apartment complex located in Littleton, Colorado.  As previously disclosed, on June 27, 2008, the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with third parties, Bellaire Holdings, LLC, a Colorado limited liability company, and FW Madison Marketing Group LLC, a Colorado limited liability company (collectively, the “Purchaser”), to sell Canyon Crest to the Purchaser for a total sales price of $4,400,000.

On July 21, 2008, the Company and Purchaser entered into a First Amendment to Purchase and Sale Contract whereby the purchase price was reduced to $4,100,000 and the closing date was extended to August 1, 2008.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.40       First Amendment to Purchase and Sale Contract between CCIP/2 Canyon Crest, L.L.C., a Delaware limited liability company, and Bellaire Holdings, LLC, a Colorado limited liability company, and FW Madison Marketing Group LLC, a Colorado limited liability company, dated July 21, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

By: ConCap Equities, Inc.
General Partner

By: /s/Stephen B. Waters
Stephen B. Waters
Vice President

Date: July 24, 2008